Exhibit 4.7

EvoLUTION PETROLEUM CoRPORATIONSEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF EVOLUTION PETROlEUM CORPORATION of the Corporationin person or by attorneyuponsurrender of this certificate duly endorsedor assigned. This represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent csimile seal of the Corporationand the facsimile signatures of its duly authorized officers.COUNTERSIGNED:BY:CONTINENTAL STOCK TRANSFER & TRUST COMPANY JERSEY CITY,NJTRANSFER AGENT NUMBER EP 00472 SHARES INCORPORATED UNDER THE LAWS OF THE STATE OF NEVEDA COMMON STOCK CUSIP 30049A 10 ? THIS CERTIFIES THAT: IS THE OWNER OF transferable on the books certificate and the shares of the Corporation, as now WITHESS the DATED: AUTHORIZED OFFICER PRESIDENT SECRETARY EVOLUTION PETROLEUM CORPORATION CORPORATE SEAL 1994 NEVADA

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:TEN COM - as tenants in common TEN ENT- as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in commonUNIF GIFT MIN ACT-Custodian (Cust)(Minor) under Uniform Gifts to Minors Act.(State)Additional abbreviations may also be used though not in the above list.For Value Received,.. hereby sell, assign and transfer untoPLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)m<&^far4^V=3}*W,^|Sharesof the stock represented by the within Certificate, and do hereby irrevocably constitute and appointAttorneyto transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.Dated.NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE’ IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM. .COLUMBIA FINANCIAL PRINTING CO., P.O. BOX 219, BETHPAGE, NY 11714